Exhibit 3.151

fJJefaware PAGE l 'llie !First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ENSCO UNITED INCORPORATED", FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2011, AT 2:05 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 4934583 8100 110103689 You 11111y veri£y this certi£icate online at corp.delaware.gov/authver.shtml Jeffrey w. Bullock, Secretary of State C TION: 8535279 DATE: 02-02-11

FIRST. CERTIFICATE OF INCORPORATION OF ENSCO UNITED INCORPORATED State of Delaware Secretary of State Division of Corporations Delivered 02:16 PM 02/01/2011 FILED 02:05 PM 02/01/2011 SRV 110103689 - 4934583 FILE The name of the corporation is ENSCO United Incorporated. SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware, 19801. The registered agent in charge thereof is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.01 per share, and are to be of one class. FIFTH. The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows: Name: David A. Armour Tom L. Rhoades Dean A. Kewish Mailing Address: 500 N. Akard Street, Suite 4300, Dallas TX 75201 500 N. Akard Street, Suite 4300, Dallas TX 75201 500 N. Akard Street, Suite 4300, Dallas TX 75201 SIXTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot. SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation Is expressly authorized to make, alter and repeal the bylaws of the corporation. EIGHTH. The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding (whether civil or otherwise) by reason of the fact that he or she, or a person for whom he or" she is the legal representative, is or was a director or officer of the corporation or by reason of the fact that such person, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The corporation shall also indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is made, or is threatened to be made, a party or Is otherwise involved in any action, suit or proceeding (whether civil or otherwise) by reason of the fact that he or she, or DALDMS/691134.2 a person for whom he or she ls the legal representative, is or was a director or officer of Ensco pie or by reason of the fact that such director or officer of Ensco pie, at the request of the corporation or Ensco pie, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity (each person described by the first or second sentence of this paragraph Is hereinafter referred to as an "lndemnitee"). The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) Incurred by an lndemn itee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the lndemnitee to repay all amounts advanced if it should be ultimately determined that the lndemnitee is not entitled to be Indemnified under this Article Eight or otherwise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Nine. (The remainder of this page is intentionally left blank.] DAWMS/691134.2

IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Incorporation this~ day of February 2011. DALDMS/69113 ◄ .2 Dean A. Kewish Sole lncorporator Address: 500 N. Akard Street, Suite 4300, Dallas TX 75201